Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 8, 2026, relating to the financial statements of Zuccaro Technical Consulting LLC as of and for the years ended December 31, 2025 and 2024.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

November 12, 2026